Exhibit 99.2

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

CONTACT: Don Grimes

(616) 863-4404

WOLVERINE WORLDWIDE TO ACQUIRE COLLECTIVE BRANDS’ PERFORMANCE + LIFESTYLE GROUP

Addition of Sperry Top-Sider®, Saucony®, Stride Rite® and Keds® businesses represents compelling strategic opportunity

Management to discuss transaction during conference call and webcast at 10:00 a.m. EDT today, May 1

Rockford, Mich., May 1, 2012 — Wolverine Worldwide (NYSE: WWW) announced today that it, along with Blum Capital Partners and Golden Gate Capital, has signed a definitive agreement to acquire Collective Brands, Inc. As part of the transaction, Wolverine will acquire Collective Brands’ Performance + Lifestyle Group (PLG), which consists of the Sperry Top-Sider®, Saucony®, Stride Rite® and Keds® brands. Adding these businesses to Wolverine’s existing portfolio, which is led by Merrell, Hush Puppies, Wolverine, Sebago and Caterpillar Footwear, creates an even more powerful stable of lifestyle brands that positions the Company for accelerated growth in both revenue and profits.

Highlights:

•	Transformational acquisition will create a $2.5 billion global footwear and lifestyle brand powerhouse.

•	PLG brands generated more than $1.0 billion of revenue in fiscal 2011.

•	Addition of Sperry Top-Sider®, Saucony®, Stride Rite® and Keds® will result in a combined portfolio of 16 premium lifestyle brands, each targeting unique global opportunities.

•	Purchase price of approximately $1.23 billion, or 10 times PLG’s projected 2012 EBITDA.

•	Acquisition will be accretive in the first full fiscal year (2013) and will provide significant earnings per share accretion in future years.

•	The parties expect to complete the transaction late in the third quarter or early in the fourth quarter of 2012.

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“Our Company is thrilled to add these four iconic brands to our proven global platform,” said Blake W. Krueger, Wolverine Worldwide Chairman and CEO. “This transaction provides dynamic portfolio expansion and diversification, and significant additional horsepower in five of our targeted growth areas – women’s, athletic, casual, kids and retail. This transformational acquisition creates a powerful array of leading lifestyle brands that is balanced across product categories, genders and target consumers, with enormous opportunities for domestic and international growth.”

The acquired brands perfectly complement Wolverine’s strategic priorities. Sperry Top-Sider®, Saucony® and Keds® each have a strong following among women and also bring the opportunity to leverage Wolverine’s global distribution strengths. Saucony’s® leadership in the athletic space complements Merrell to provide a powerful resource in running, training, trail, minimalist and barefoot footwear. Stride Rite’s® leadership in the premium children’s shoe category and meaningful retail presence represent an important strategic opportunity for Wolverine’s existing brands. Each of the PLG brands has an authentic heritage, excellent customer loyalty, differentiated market positioning, mid-to-premium price points and global expansion opportunities that are aligned with Wolverine’s business strategy.

“Our Company has a proven track record of successfully growing brands of this size, in terms of both international reach and margin expansion,” continued Krueger. “Gregg Ribatt and his leadership team have done a great job building a world-class organization and they have delivered outstanding revenue growth over the past several years. We are pleased to welcome the entire PLG team to the Wolverine family, and we look forward to joining forces and continuing to build on their accomplishments. We intend to leverage our Company’s best-in-class sourcing organization, robust technology infrastructure and proven experience in building brands internationally to deliver even more growth for our shareholders.”

Wolverine, with commitments arranged by J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, anticipates funding the transaction through a combination of cash on hand and debt financing.

“This significant acquisition is an incredibly positive statement about the strength of our Company, our proven business model and confidence in our ability to grow both existing and newly acquired brands around the world,” said Don Grimes, Senior Vice President and Chief Financial Officer. “This transaction, because of both the significant opportunities for future growth and the historically low interest rate environment, promises to deliver meaningful earnings accretion and generate a very attractive return for Wolverine shareholders. Our historically strong cash flow, combined with the incremental profitability and cash flow of the newly acquired brands, will give us the ability to aggressively reduce debt over the next few fiscal years.”

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The acquisition is expected to close late in Wolverine’s fiscal third quarter or early in the fiscal fourth quarter, after the most significant shipping months of the year for PLG. As a result, the transaction is expected to have minimal net impact on 2012 results, but is expected to generate earnings per share accretion in the ranges of $0.25 to $0.40 in 2013 and $0.50 to $0.70 in fiscal 2014. The earnings accretion estimates for all three fiscal years exclude one-time transaction expenses, non-recurring integration costs and any other acquisition-related expenses, which are collectively expected to impact 2012 earnings by $0.20 to $0.30 per share.

The closing of the transaction is subject to customary conditions, including receipt of Collective Brands’ stockholder approval and applicable regulatory approvals. Affiliates of Blum Capital Partners have agreed to vote their shares in favor of the transaction.

Robert W. Baird & Co. is serving as exclusive financial advisor to Wolverine Worldwide in the transaction, and Barnes & Thornburg LLP is acting as the Company’s legal advisor.

Please refer to the press release issued earlier this morning by Collective Brands, Inc., for additional information on the definitive agreement to acquire all of the common equity of Collective Brands, Inc.

Wolverine Worldwide will hold a conference call at 10:00 a.m. EDT today, May 1, to discuss the announcement. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors and retail brokers are invited to listen via a live webcast on the Company's website at www.wolverineworldwide.com. To listen via the Company's website, click "Investor Relations" in the navigation bar, and then click "Webcasts & Presentations" from the side navigation bar of the "Investor Relations" page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com.

About Wolverine Worldwide

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Hush Puppies®, Wolverine®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in more than 190 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

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About Collective Brands

Collective Brands, Inc. is the holding company of three business units: Payless ShoeSource, Collective Brands Performance + Lifestyles Group (PLG), and Collective Licensing International. Payless ShoeSource is one of the largest footwear retailers in the western hemisphere. It is dedicated to providing incredible values of on-trend and validated styles of footwear and accessories. PLG markets footwear and related products for children and adults under well-known brand names including Sperry Top-Sider, Saucony, Stride Rite and Keds. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping on, each of Collective Brands' business units can be found at www.collectivebrands.com.

PLG Brand Histories

Sperry® Top-Sider has been an American favorite since 1935, when Paul Sperry was inspired by his dog’s ability to run nimbly over ice and snow and used a pen knife to cut siping into the outsole of a rubber sneaker. From this introduction of the world’s first siped rubber outsole for non-marking traction to advanced technical fabrication to combat the elements, Sperry Top-Sider remains the vanguard of high-performance amphibious footwear for life and activities in, on and around the water and a Passion for the Sea lifestyle.

Saucony® can trace its history back to 1898 and the banks of the Saucony Creek in Kutztown, Pennsylvania. Today, Saucony is a leading global running and lifestyle brand that fuses performance, innovation and style to produce award-winning footwear and apparel for runners everywhere. At Saucony, a good day is when we get to run. A great day is when we inspire someone else to run.

With over 90 years of in-depth knowledge of how children walk, Stride Rite® has become the leader in kid-focused footwear technology and innovation. Trusted by parents everywhere, Stride Rite® remains focused on delivering the best for children, communicating the brand's points of differentiation and expanding the in-store Stride Rite experience to include a variety of other well-recognized premium brands. Stride Rite has also launched a new S.T.E.P. program (Scientifically Tested, Everyday Proven), featuring Sensory Response Technology (SRT) and offering a full footwear solution that meets kids’ needs from pre-walk to pre-school.

In 1916, Keds® created a classic American sneaker, called "the Champion," which has remained a style icon for over 90 years. Since then, its original Champion silhouette has been worn by legends and style icons through the decades. From movie stars, artists and tennis pros, to first ladies and beatniks, just about everyone has walked, skipped or jumped in a pair of Keds. Today, Keds continues its almost 100-year legacy of keeping it happy and light by injecting feel-good style into everything it makes from head to toe — for life, play, and the passionate pursuit of happiness.

This press release contains forward-looking statements, including statements regarding the growth of the Performance + Lifestyle Group brands; growth of the Company’s revenue and profits; effect of the acquisition on earnings; timing of completion of the acquisition; growth in specific product categories; growth of international reach and margin expansion for Performance + Lifestyle Group brands; procurement of financing for the acquisition; ability to aggressively reduce debt; and expected earnings per share relating to Performance + Lifestyle Group brands. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the possibility that the Performance + Lifestyle Group acquisition does not close, including, but not limited to, due to the failure to obtain governmental approval; the Company’s ability to realize the benefits of the Performance + Lifestyle Group acquisition on a timely basis or at all; the Company’s ability to combine its businesses and the Performance + Lifestyle Group successfully or in a timely and cost-efficient manner; failure to obtain any required financing on favorable terms; the degree of business disruption relating to the Performance + Lifestyle Group acquisition; the Company’s ability to successfully develop its brands and businesses; changes in duty structures in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences or spending patterns; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements, which speak only as of the date made, as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.